SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934


[  X  ]   Filed  by  the  Registrant
[     ]   Filed  by  a  Party  other  than  the  Registrant

Check the appropriate box:
[     ]   Preliminary  Proxy  Statement
[     ]   Confidential,  For Use of the Commission Only (as permitted by Rule
          14a-6(e)(2)
[  X  ]   Definitive  Proxy  Statement
[     ]   Definitive  Additional  Materials
[     ]   Soliciting  Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                          MEASUREMENT SPECIALTIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):


[  X  ]   No  fee  required.

[     ]   Fee  computed  on table below per Exchange  Act  Rules 14a-6(i)(1) and
          0-11.
          (1)  Title  of  each class of securities to which transaction applies:
          (2)  Aggregate  number  of  securities  to  which transaction applies:
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               pursuant to Exchange Act Rule 0-11 (set forth the amount on which the  filing  fee  is calculated and state how it was determined):
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[     ]   Fee  paid  previously  with  preliminary  materials:

[     ]   Check  box  if any part of the fee is offset  as provided  by Exchange
          Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)  Amount  previously  paid:
(2)  Form,  Schedule  or  Registration  Statement  no.:
(3)  Filing  Party:
(4)  Date  Filed:

                          MEASUREMENT SPECIALTIES, INC.
                              80 LITTLE FALLS ROAD
                           FAIRFIELD, NEW JERSEY 07004


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 15, 2001


To the Stockholders of Measurement Specialties, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Measurement Specialties, Inc. (the "Company"), a New Jersey corporation, to be held at the offices of The University Club, 54th Street and 5th Avenue, New York, New York on Monday, October 15, 2001, at 10:00 a.m. local time. The
University Club requires business attire to attend the meeting. The meeting purposes are:

          1. To elect two members to the Board of Directors of the Company to serve until their respective successors are elected and qualified;

          2. To ratify the selection by the Company of Arthur Andersen LLP, independent public accountants, to audit the financial statements of the Company for the year ending March 31, 2002; and

          3. To transact such other matters as may properly come before the meeting or any adjournment thereof.


Only stockholders of record at the close of business on September 24, 2001 (the "Record Date") are entitled to notice of and to vote at the meeting.

A proxy statement and proxy are enclosed herewith. If you are unable to attend the meeting in person you are urged to sign, date, and return the enclosed proxy promptly in the enclosed addressed envelope which requires no postage if mailed within the United States. You may also vote your shares via the telephone or the Internet by following the instructions listed on the enclosed proxy. If you attend the meeting in person, you may withdraw your proxy and vote your shares. Also enclosed herewith is the Company's Annual Report on Form 10-K/A, including financial statements for the fiscal year ended March 31, 2001.

                                          By Order of the Board of Directors

                                          Damon  Germanton,  Secretary

Fairfield,  New  Jersey
September 25, 2001

PROXY  STATEMENT


                          MEASUREMENT SPECIALTIES, INC.
                              80 LITTLE FALLS ROAD
                           FAIRFIELD, NEW JERSEY 07004


                                  INTRODUCTION

This proxy statement is furnished in connection with the solicitation of proxies for use at the annual meeting ("Annual Meeting") of stockholders of Measurement Specialties, Inc. (the "Company"), to be held on Monday, October 15, 2001, and at any adjournments thereof. The accompanying proxy is solicited by the Board of Directors of the Company and is revocable by the stockholder by notifying the Company's secretary at any time before it is voted, or by voting in person at the Annual Meeting. The solicitation will be made by mail and in addition, the telephone, telegrams, facsimile, and other electronic communication and personal interviews may be utilized. This proxy statement and accompanying proxy will be distributed to stockholders beginning on or about September 26, 2001. The principal executive offices of the Company are located at 80 Little Falls Road, Fairfield, New Jersey 07004, telephone (973) 808-1819.

                      OUTSTANDING SHARES AND VOTING RIGHTS

Only stockholders of record at the close of business on September 24, 2001 are entitled to receive notice of, and vote at the Annual Meeting. As of September 24, 2001, the number of shares of each class of stock outstanding and entitled to vote at the meeting was 11,504,466 shares of common stock, no par value per share ("Common Stock"). Each share of Common Stock is entitled to one vote on each matter. No other class of securities will be entitled to vote at the meeting. There are no cumulative voting rights.

The nominees receiving the highest number of votes cast by the holders of Common Stock will be elected as directors of the Company. The affirmative vote of at least a majority of the shares represented and voting at the Annual Meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary for approval of Proposal No. 2. A quorum is representation in person or by proxy at the Annual Meeting of a majority of the outstanding shares of the Company. Under New Jersey law, there are no rights of appraisal or dissenter's rights which arise as a result of a vote to elect directors.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting, who will also determine whether or not a quorum is present. The inspectors of election will treat abstentions, as well as shares represented by proxies submitted by brokers who indicate that they do not have authority to vote on a particular matter as shares that are present for purposes of determining the presence of a quorum, but as unvoted (i.e., not cast) for purposes of determining their approval of the particular matter in question.

                            PROPOSALS TO SHAREHOLDERS
                            -------------------------

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

Each nominee to the Board of Directors will serve for a term of three (3) years, or until their earlier resignation, removal from office, death or incapacity.

Unless otherwise specified, the enclosed proxy will be voted in favor of the election of the nominees. Information is furnished below with respect to each nominee.

The following information with respect to the principal occupation or employment of the nominees, the name and principal business of the corporation or other organization in which such occupation or employment is carried on and other affiliations and business experience during the past five years has been furnished to the Company by the nominees:

JOHN D. ARNOLD, (age 47) has been a Director since June 1995. Mr. Arnold has been in private law practice since 1988, primarily representing technology companies with relationships with Asian investors and/or manufacturers. Prior to 1988, Mr. Arnold was employed with the law firms of Wilson, Sonsini, Goodrich, and Rosati in Palo Alto, California and Foley & Lardner in Milwaukee, Wisconsin. Mr. Arnold received a B.A. in business administration from the University of Wisconsin and a J.D. from Stanford Law School.

DAVID MORTON (age 71) From 1954 to 1995, Mr. Morton held numerous positions with Alcan Aluminum Ltd. including Chief Executive Officer and Chairman of the Board. Mr. Morton serves on the following boards; McCain Foods, Methanex Corporation, Inc., Canadian Overseas Packaging Industries, Ltd., and The Laird Group PLC. Mr. Morton formerly served on the boards of the Bank of Nova Scotia, McGill University, and Industrial Alliance Assurance. He is also the former Chairman of the International Primary Aluminum Institution. Mr. Morton holds a MA from Cambridge University and postgraduate studies from Centre d'Etudes Industrielles, Geneva.


THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE-NAMED NOMINEES AS DIRECTORS OF THE COMPANY.

                        DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers and directors as of March 31, 2001 are as follows:

NAME                  AGE    POSITIONS  AND  OFFICES                DIRECTOR SINCE
----                  ---    -----------------------                --------------
Joseph R. Mallon Jr.   55    Chief Executive Officer,               April 1, 1992
                             Director and Chairman

Damon Germanton        58    President, Chief Operating Officer,    March 5, 1981
                             Secretary  and  Director

John  D.  Arnold       47    Director                               June 19, 1995

Theodore  Coburn       47    Director                               October 20, 1995

Steven  Petrucelli     48    Director                               June 15, 1992

Dan  Samuel            76    Director                               October 27, 1994

Mark  W.  Cappiello    47    Vice President of Sales and Marketing        N/A

Kirk  J.  Dischino     42    Chief Financial Officer, Treasurer           N/A
                              and Assistant  Secretary

Biographical information about current Directors and Executive Officers follows:


JOSEPH R. MALLON JR., has been our Chairman of the Board and Chief Executive Officer since April 1995. From April 1, 1985 to February 1998, Mr. Mallon also served as President. Mr. Mallon has thirty-five years experience in electronic sensor and micro-electromechanical systems (MEMS) technology and is a named inventor in forty-one United States patents. From January 1990 to January 1993, Mr. Mallon was a Director and Executive Vice President of Lucas NovaSensor. In October 1985, Mr. Mallon co-founded NovaSensor, where he served as a Director and Co-President until its acquisition by Lucas Industries. Mr. Mallon serves as a Director of Sepragen Corporation and Sensant Corporation. Mr. Mallon received a B.S. in science from Fairleigh Dickinson University and an M.B.A. from California State-Hayward.

DAMON GERMANTON, has been our President since February 1998 and served as our Chief Operating Officer and Director since 1981. In addition to serving as our President and Chief Operating Officer, Mr. Germanton is Managing Director of our Asian operations. Beginning in 1965, Mr. Germanton worked for sixteen years for Kulite Semiconductor as an engineer and operations manager developing military and aerospace applications of micromachined sensor technology. Mr. Germanton is a named inventor in twelve United States patents and received a B.S. in engineering from Fairleigh Dickinson University.

JOHN D. ARNOLD, has been a Director since June 1995. Mr. Arnold has been in private law practice since 1988, primarily representing technology companies with relationships with Asian investors and/or manufacturers. Prior to 1988, Mr. Arnold was employed with the law firms of Wilson, Sonsini, Goodrich & Rosati in Palo Alto, California and Foley & Lardner in Milwaukee, Wisconsin. Mr. Arnold received a B.A. in business administration from the University of Wisconsin and a J.D. from Stanford Law School.

THEODORE J. COBURN, has been a Director since October 1995. Previously, Mr. Coburn was a partner of Brown, Coburn & Co., an investment banking firm and an Education Associate at Harvard University Graduate School of Education. Mr. Coburn currently serves as a Director of the Nicholas-Applegate Fund, Emerging Germany Fund, and Video Update. Prior to 1991, Mr. Coburn was a Director and the Managing Director of the Global Equity Transactions Group of Prudential Securities. Mr. Coburn was a Managing Director of Merrill Lynch Capital Markets from 1983 to 1986. Mr. Coburn received a B.S. in finance from the University of Virginia; an M.B.A. from Columbia University; a Master of Education from Harvard University; a Master of Divinity from Harvard University; and Certificate of Advanced Studies from Harvard University.

STEVEN P. PETRUCELLI, PH.D., has been a Director since June 1992 and our Chief Technical Officer since September 2000. Dr. Petrucelli is a consultant in electronic and medical technology and has been an Assistant Professor at Rutgers University in the Biomedical and Electrical Engineering Departments since 1980. Dr. Petrucelli received a B.S. in electrical engineering from Lehigh University and an M.S. and Ph.D. in engineering from Rutgers University.

THE HONORABLE DAN J. SAMUEL, has been a Director since October 1994. Mr. Samuel has been a business consultant since January 1995. Previously, Mr. Samuel served as President and Chief Executive Officer of Scallop Corporation, the New York subsidiary of the Royal Dutch/Shell Group of Companies. In addition, Mr. Samuel serves as a Director of Canadian Overseas Packaging Industries. Mr. Samuel received a B.A. and M.A. in engineering from Oxford University.

MARK W. CAPPIELLO, has been our Vice President of Sales and Marketing since January 1988. Mr. Cappiello has over twenty-five years of experience in international consumer products marketing, over twenty of which have been in the scale industry. From January 1985 to October 1987, Mr. Cappiello was employed by Terraillon S.A., a French manufacturer and distributor of scales and balance products. Mr. Cappiello received a B.A. in business from the University of Connecticut.

KIRK J. DISCHINO, has been our Chief Financial Officer since February 1998. From July 1984 to January 1998, Mr. Dischino was employed by Materials Research Corporation, an international manufacturer of high technology semiconductor process equipment. Mr. Dischino held various positions at Materials Research Corporation including Vice-President and Controller. From July 1980 to June 1984, Mr. Dischino was a Senior Auditor with Arthur Andersen & Co. Mr. Dischino received a B.S. in accounting and finance from Lehigh University and is a certified public accountant in Pennsylvania.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

To our knowledge, based solely on a review of Forms 3, 4 and 5, amendments thereto, and written representations regarding all reportable transactions furnished to the Company, except as noted below, all reports required by Section 16(a) of the Securities Exchange Act of 1934 were filed on a timely basis. Damon Germanton filed two late reports (eleven transactions).

                      INFORMATION CONCERNING BOARD MEETINGS

The Board of Directors met six times during the Fiscal 2001. The Company's Compensation Committee met once during Fiscal 2001. The Company's Audit Committee met once each during Fiscal 2001. Each of the incumbent directors attended at least 75% of the meetings of the Board and of those committees on which he served.

                 INFORMATION CONCERNING COMMITTEES OF THE BOARD

The Board of Directors maintains (i) an Audit Committee, (ii) a Compensation Committee, (iii) an Operations Committee and (iv) a Governance Committee. The Audit Committee, consisting of John Arnold, The Hon. Dan J. Samuel, and Theodore
J. Coburn, requests and receives information and reports from management, outside counsel and the Company's independent auditing firm. The Audit Committee utilizes this information for review and discussion of the auditing, internal control, financial reporting and compliance activities of the Company and its subsidiaries. The Audit Committee Charter is attached to this Proxy Statement as Exhibit A. The Compensation Committee, consisting of The Hon. Dan
J. Samuel, John D. Arnold and Theodore J. Coburn, establishes and executes compensation policy and programs for the Company's executives. The Operations Committee, consisting of Joseph R. Mallon Jr., Damon Germanton and Steven P. Petrucelli, monitors the operations of the Company and its subsidiaries and makes recommendations to the Board when necessary. The Governance Committee, consisting of John D. Arnold, The Hon. Dan J. Samuel and Theodore J. Coburn, is responsible for reviewing the composition of, and procedures used by, the Board and its Committees and for providing recommendations as to procedures, protocol and mission of each as it may deem appropriate. The Board of Directors does not maintain a separate nominating committee.

                          REPORT OF THE AUDIT COMMITTEE

We meet with management periodically to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. We discuss these matters with the Company's independent auditors and with appropriate Company financial personnel and internal auditors.

We meet privately with both the independent auditors and the internal auditors, each of whom has unrestricted access to the Audit Committee.

We also recommend to the Board the appointment of the independent auditors and review periodically their performance and independence from management.

In addition, the Audit Committee reviews the Company's financing plans and reports recommendations to the full Board for approval and to authorize action.

The Directors who serve on the Audit Committee are all "Independent" for purposes of Section 121(A) of the American Stock Exchange listing standards.

The Board has adopted a written charter setting out the audit related functions the Audit Committee is to perform. You can find a copy of that charter attached to this proxy statement as Appendix A.

Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls.

The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discuss with us any issue they believe should be raised with us.

This year, we reviewed the Company's audited financial statements and met with both management and Arthur Andersen LLP, the Company's independent auditors, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with generally accepted accounting principles.

We have received from and discussed with Arthur Andersen LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Company. We also discussed with Arthur Andersen LLP any matters required to be discusses by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Based on these reviews and discussions, we recommend to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001.

John  Arnold
Dan  J.  Samuel
Theodore J. Coburn

                             EXECUTIVE COMPENSATION

The following pages contain the Company's Summary Compensation Table and Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Value Table for the fiscal year ended March 31, 2001, and the Performance Line Graph for the five years then ended. For the year ended March 31, 2001, no stock options were repriced, nor were there any long-term incentive plan ("LTIP") awards. The Company has never granted stock appreciation rights, nor does it have a defined benefit or actuarial pension plan.

The Performance Line Graph includes two peer groups of publicly held companies with standard industrial classifications ("SIC") appropriate for the Company's two business segments. The peer group for the Company's consumer products segment (SIC 3634) consists of Advanced Products and Technologies, Conair
Corporation, Global-Tech Appliances Inc., National Presto Industries Inc., Salton Inc., Sunbeam Corporation, and Water Pik Technologies Inc. The peer group for the Company's Sensor products segment (SIC 3823) consists of Aero Systems Engineering Inc., Alpha Technologies Group Inc., Angstrom Technologies Inc., BEI Technologies Inc., Biopulse International Inc., Biosphere Medical Inc., Braintech Inc., Circor International Inc., Columbia Scientific Industries Corporation, CVD Equipment Corporation, Cyberoptics Corporation, Decisionlink Inc., Electric City Corp., Electro-Sensors Incorporated, Environmental Tectonics Corporation, Faro Technologies Inc., Fiberchem Inc., FLIR Systems Inc., Flotek Industries Inc., Haber Inc., Integralvision Inc., Intelligent Controls Inc., K Tron International Inc., Metrika Systems Corporation, Mikron Instrument Inc., MKS Instrument Inc., Mocon Inc., Perceptron Inc., Perkinelmer Inc., Pollution Resh and Ctl Cp, Qualmark Corp., Research Inc., Rheometrics Scientific Inc., Rudolph Technologies Inc., Schmitt Industires Inc., Scientific Measurement Systems Inc., Sentex Sensing Technology Inc., Sepragen Corporation, Sono Tek Corp., Startec Inc., Sutron Corporation, Teradyne Inc., Therma-Wave Inc., Thermedics Detection Inc., TIF Instruments Inc., Transmation Inc., and Xedar Corporation.

Directors who are also our employees do not receive additional compensation for serving as our directors. For the fiscal year ended March 31, 2001, non-employee directors received an annual retainer of $35,000 payable in equal quarterly installments and no separate compensation related to Board or committee meetings. Each non-employee director is granted an option to purchase 10,000 shares of our common stock at market value for the first year of service and an option to purchase 5,000 shares of our common stock at market value for each succeeding year of service. Non-employee directors do not receive retirement or other fringe benefits.

Certain directors who render consulting or other services to us receive additional compensation. Dr. Petrucelli was paid $49,762 in the fiscal year ended March 31, 2001 for his services as a consultant. Additionally, we donated $20,571 in the fiscal year ended March 31, 2001 to the gifts and grants program of the Biomedical Engineering Department at Rutgers University's College of Engineering, where Dr. Petrucelli is a professor. Additional compensation paid to Mr. Arnold, who serves on the Board's Compensation Committee, is described below under ''Compensation Committee Interlocks and Insider Participation.''

Mr. Mallon, the Company's Chief Executive Officer, President, Chairman of the Board and a shareholder, is compensated pursuant to an arrangement approved by the Board in April 1995. The arrangement, effective April 1, 1995, provided for a minimum annual salary of $100,000 for the year ended March 31, 1996, which the Board increased to $260,000 for the year ended March 31, 2001. Mr. Mallon's salary is subject to merit increases and he may receive bonuses, in each case as recommended by the Board's Compensation Committee, and an annual automobile allowance of $11,000.

Mr. Germanton, the Company's President, Chief Operating Officer, Secretary and a shareholder, receives an annual automobile allowance of $11,000. Additionally, the Company reimburses Mr. Germanton for certain long-term disability income insurance premiums for which the Company is not a beneficiary (amounting to $3,343 for Fiscal 2001) and for overseas living expenses relating to his assignments in China and Hong Kong.

The Company provides Mr. Cappiello, the Company's Vice President of Sales and Marketing, and Mr. Dischino, the Company's Chief Financial Officer, an annual automobile allowance of $11,000. Certain additional compensation paid to officers is described below under "Certain Relationships and Related Transactions."

Officers'  and  Directors'  expense  reimbursements  are  reviewed  by the Chief
Executive  Officer,  whose  expense  reimbursements  are  reviewed  by the Chief
Financial Officer. During Fiscal 2001, the Company did not make any loans to officers or Directors, nor has the Company guaranteed officers' or Directors' borrowings.

Officers' retirement benefits consist solely of those provided under the Company's defined contribution plan, established under section 401(k) of the Internal Revenue Code, which complies with applicable laws and regulations.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee for the year ended March 31, 2001 were Mr. Samuel (Chairman), Mr. Arnold, and Mr. Coburn. The Company has not employed these Committee members at any time, nor has any member of the Compensation Committee or the Board been an officer of any for-profit entity whose compensation committee or board of directors included officers of the Company. For the year ended March 31, 2001, Mr. Arnold provided legal services to the Company for fees approximating $15,000.

                BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE
                                  COMPENSATION

The Compensation Committee's policies are intended to attract and retain talented executives, motivate attainment of strategic objectives, and align executives' interests with those of shareholders. Pursuant to the Committee's recommendations, the Board approves officers' base salaries, salary increases, bonuses, stock option grants and, where applicable, employment contracts and severance payments. A significant amount of an officer's yearly compensation is based upon the Company's performance for the fiscal year and over time.

The Committee seeks to offer competitive compensation packages that are consistent with market, and industry practices, based on input from the Chief Executive Officer with reference to a periodic survey of similar-sized companies in similar industries. The Fiscal 2001 average base compensation for the company's officers is intended to be competitive with salaries paid to similarly situated executives. The Fiscal 2001 average base salaries of the Company's officers, excluding the Chief Executive Officer, increased 16 percent over fiscal 2000 base salaries.

Annual bonus maximums are intended to be competitive with those available to similarly situated executives and provide for a significant performance incentive. The Chief Executive Officer recommends awards to the Compensation Committee with reference to the level of achievement of corporate and individual objectives. Corporate objectives are measured by sales increases, net income, and other goals determined annually. Individual objectives are intended to be objectives that are under the respective officers' direct control. The Board retains the right to make discretionary adjustments it deems appropriate. Bonus awards for Fiscal 2002 were approximately $1.3 million for all employees.

Officers' eligibility for stock option grants, and the frequency and size of such grants, are intended to be competitive with observed market practices for similarly situated executives and encourage increased shareholder value. The Company's stock option plan complies with applicable laws and regulations, permitting the Company to deduct for federal income tax purposes the cost of any compensation arising thereunder relating to Internal Revenue Code section 162(m). At present, the Company has no other compensation programs nor policies that could give rise to compensation to an officer in excess of $1 million a year.

With the exception of Mr. Germanton, the Company has no formal executive severance pay policy. Severance pay and non-monetary severance benefits are determined as appropriate with reference to observed market practice, length of service and reason for termination.

The Committee's policies for compensating the Chief Executive Officer are intended to provide significant annual and long-term performance incentives. The Committee seeks to provide the Chief Executive Officer with a base salary which is intended to be competitive with salaries paid to similarly situated chief executives. The committee recommended the Chief Executive Officer's base salary be increased from $225,000 to $260,000 for Fiscal 2001. The Chief Executive Officer's annual bonus maximum, subject to discretionary adjustment, is set at 40 percent of his base salary, which is intended to provide a significant annual performance incentive to attain corporate objectives. For Fiscal 2001, the Committee recommended a bonus of $72,800.

The Board neither rejected, nor did it materially modify, any action or recommendation of the Committee.

                                          The Honorable Dan J. Samuel, Chairman
                                          John  D.  Arnold,  Member
                                          Theodore  J.  Coburn,  Member

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE


                                ANNUAL COMPENSATION         LONG-TERM COMPENSATION
                                -------------------         ----------------------
                                                        NUMBER OF SHARES
                                                           UNDERLYING       ALL OTHER
NAME & PRINCIPAL POSITION     YEAR   SALARY    BONUS     OPTION AWARDS     COMPENSATION
----------------------------  ----  --------  --------  ----------------  --------------

Joseph R. Mallon, Jr.         2001  $260,000  $ 72,800            50,000  $   19,832 (1)
Chief Executive Officer and   2000   225,000   125,000                 -      16,343
Chairman of the Board         1999   200,000    72,000                 -      16,673

Damon Germanton               2001   260,000    72,800            50,000      18,040 (2)
President, Chief Operating    2000   225,000   125,000                 -      16,343
Officer and Secretary         1999   200,000    72,000                 -      16,673

Mark W. Cappiello             2001   198,000    44,431            30,000      15,885 (3)
Vice President of Sales and   2000   171,500    67,481                 -      13,000
Marketing                     1999   152,500    41,175                 -      13,000

Kirk J. Dischino              2001   187,000    40,112            30,000      15,922 (4)
Chief Financial Officer,      2000   161,500    60,291                 -      13,000
Treasurer, and Assistant      1999   135,000    36,450                 -      12,350
Secretary

Steven P. Petrucelli          2001   122,262    34,380            45,000       3,269 (6)
Chief Technical Officer (5)

---------------
(1) For the fiscal year ended March 31, 2001, includes automobile allowance of $11,000, payment of $3,343 in lieu of long-term disability income insurance, and $5,489 in matching contributions by us pursuant to our 401(k) plan.
(2) For the fiscal year ended March 31, 2001, includes automobile allowance of $11,000, $3,343 in long- term disability income insurance premiums paid by us for Mr. Germanton's benefit, and $3,697 in matching contributions by us pursuant to our 401(k) plan.
(3) For the fiscal year ended March 31, 2001, includes automobile allowance of $11,000 and $4,885 in matching contributions by us pursuant to our 401(k) plan.
(4) For the fiscal year ended March 31, 2001, includes automobile allowance of $11,000 and $4,922 in matching contributions by us pursuant to our 401(k) plan.
(5) Mr. Petrucelli became an employee of Measurement Specialties in September 2000.
(6) For fiscal year ended March 31, 2001, includes $3,269 in matching contributions by us pursuant to our 401(k) plan.

YEAR END OPTION TABLE. The following table sets forth certain information regarding the stock options held as of March 31, 2001 by the individuals named in the above Summary Compensation Table.


                             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                    AND FISCAL YEAR-END OPTION VALUE

                                                                             VALUE OF UNEXERCISED IN-THE-
                                                NUMBER OF SHARES UNDERLYING            MONEY
                                                  UNEXERCISED OPTIONS AT            OPTIONS  AT
                                                      MARCH 31, 2001             MARCH 31, 2001 (1)
                                                --------------------------  ----------------------------
                         SHARES
                       ACQUIRED ON    VALUE
                        EXERCISE     REALIZED   EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
                       -----------  ----------  -----------  -------------  ------------  --------------

Joseph R. Mallon, Jr.      116,000  $1,825,820      192,000         50,000  $  3,219,840  $      251,000
Damon Germanton             20,000     415,800       30,000         50,000       491,700         251,000
Mark W. Cappiello                -           -            -         30,000             -         150,600
Kirk J. Dischino                 -           -       60,000         70,000     1,047,600         849,000
Steven P. Petrucelli       134,000     242,875        9,000         57,000       152,610         732,420

------------------
(1) Value of in-the-money options is based on the excess of the closing price of our common stock on March 31, 2001 ($19.21) over the exercise price of the options, multiplied by the number shares underlying the options.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                      AMONG MEASUREMENT SPECIALTIES, INC.,
                THE S & P SMALLCAP 600 INDEX AND TWO PEER GROUPS


                                          Cumulative Total Return
                               ----------------------------------------------
                                3/96    3/97    3/98    3/99    3/00    3/01

MEASUREMENT SPECIALTIES, INC.  100.00  100.00  100.00  187.50  632.83  960.50
S & P SMALLCAP 600             100.00  108.39  160.07  134.74  176.10  173.84
PEER GROUP 1                   100.00  127.21  165.37  180.13  506.29  249.27
PEER GROUP 2                   100.00  163.65  237.93   59.86   67.73   26.36




1995  STOCK  OPTION  PLAN

We adopted the Measurement Specialties, Inc. 1995 Stock Option Plan, which allows us to issue stock options to our employees, directors, and consultants. We reserved 1,828,000 shares of common stock for issuance under this plan. The exercise price of options under this plan is determined by our Board of Directors, but may not be less than the fair market value of our common stock on the date of grant. Payment of the exercise price may consist of cash, check, the delivery of shares of our common stock held for a minimum of six months and having a fair market value equal to the exercise price, or any combination of such methods or other methods as is determined by the Board in accordance with the New Jersey Business Corporation Act. Our Board of Directors has delegated authority to its Compensation Committee to take all actions and make all determinations necessary or appropriate under the plan, including the grant of options consistent with the terms of this plan.

1998  STOCK  OPTION  PLAN

We adopted the Measurement Specialties, Inc. 1998 Stock Option Plan, which allows us to issue stock options and stock appreciation rights to our key employees, consultants, professionals, and non-employee directors. We reserved 1,500,000 shares of common stock for issuance under this plan. The exercise price of options under this plan is determined by our Board of Directors, but may not be less than the fair market value of our common stock on date of grant in the case of incentive stock options and 85% of the fair market value of our common stock on the date of grant in the case of non-qualified options. In the discretion of the Board of Directors, payment of the exercise price may consist of cash, check, notes, delivery of shares of our common stock having a fair market value equal to the exercise price, or any combination of such methods, or other means of payment permitted under the New Jersey Business Corporation Act. The term during which each option is exercisable is determined by the Board and may not be more than ten years from the date of grant. Our Board of Directors has delegated authority to its Compensation Committee to take all actions and make all determinations necessary or appropriate under the plan, including the grant of options consistent with the terms of this plan.

401(K)  PLAN

All our U.S. full time employees over the age of eighteen are eligible to participate in our 401(k) Plan after three months of employment. Subject to certain limitations imposed by federal tax laws, employees may contribute up to 15% of their salary (including bonuses and/or commissions) per year. We match 100% of the first 3% of employee contributions and 50% of the next 3% of employee contributions. We provided aggregate matching contributions approximating $463,000 for all employees in the fiscal year ended March 31, 2001. Employees may direct the investment of their contributions in several different investment funds.

SECURITY  OWNERSHIP  OF  CERTAIN BENEFICIAL  OWNERS  AND  MANAGEMENT

The following table shows information regarding the beneficial ownership of our common shares as of September 6, 2001 for:

                                            NUMBER OF                       OPTIONS EXERCISABLE
BENEFICIAL OWNER                             SHARES          PERCENT         WITHIN 60 DAYS(1)

DIRECTORS AND EXECUTIVE OFFICERS:

    Joseph R. Mallon, Jr                      585,840                  5.0%            202,000

    Damon Germanton(2)                        518,384                  4.5              40,000

    Steven P. Petrucelli                      161,000                  1.4              15,000

    Mark W. Cappiello                         141,200                  1.2               6,000

    Kirk J. Dischino                           71,000                    *               6,000

    Dan J. Samuel                              57,600                    *              36,000

    John D. Arnold                             31,000                    *              11,000

    Theodore J. Coburn                         28,200                    *              11,000

    All directors and officers as a group   1,594,224                 13.5             327,000

FIVE PERCENT STOCKHOLDERS:

    Wellington Management Company, LLP(3)     801,000                  7.0                   -
    75 State Street
    Boston, MA 02109

----------------------
*  less than 1%

(1) Options exercisable within 60 days by the listed persons are included in the number of shares beneficially owned by the listed persons and the percentage ownership calculations.
(2)  Includes  105,314  shares  held  for  Mr.  Germanton's  children.
(3) Includes 175,000 shares for which investment discretion and voting authority is shared with Wellington Trust Company, NA; 170,000 shares for which investment discretion is shared with Wellington International Management Pte Ltd. and for which Wellington Management Company has no voting authority; and 77,000 shares for which Wellington Management has no voting authority. Information as to Wellington Management Company is to our knowledge, based solely upon the Form 13F filed on August 15, 2001 by Wellington Management Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company sublets a residence used by employees in China from Damon Germanton, an officer and Director, under a month-to-month arrangement. Rent expense for Fiscal 2001 approximated $6,000.

                                 PROPOSAL NO. 2

The Board of Directors has appointed Arthur Andersen LLP as independent auditors of the Company for fiscal year 2002 subject to ratification of shareholders. Arthur Andersen served as the Company's auditors for fiscal year 2001.

Fees related to fiscal year 2001 audit of the Company's annual financial statements and review of those financial statements included in the Company's quarterly reports on Form 10Q totaled $189,500, all of which had been billed as of May 5, 2001.

The Company did not engage Arthur Andersen LLP to provide advice to the Company regarding financial information systems design and implementation during fiscal year 2001.

Fees billed to the Company by Arthur Andersen LLP for all other non-audit services performed for the Company during fiscal year 2001, including tax related services, acquisitions, and registration statement, totaled $196,086 as of May 7, 2001. The Audit Committee considered whether the provision of non-audit services by Arthur Andersen LLP is compatible with maintaining Arthur Andersen LLP's independence with respect to the Company.

Audit services expected to be performed by Arthur Andersen LLP during fiscal year 2002 will consist of the audit of financial statements of the Company and its wholly owned subsidiaries. It is anticipated that a representative of Arthur Andersen LLP will be present at the Annual Meeting and will be given an opportunity to make a statement if he so desires and respond to appropriate questions.

During the prior three years ended March 31, 2001, the Company has had no disagreements with the accountants on matters of accounting principles or practices, financial statement disclosures or auditing scope or procedure which, if not resolved to their accountant's satisfaction, would have caused them to make reference to such matters in their reports.

The affirmative vote of at least a majority of the shares represented and voting at the Annual Meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary for approval of Proposal No. 2. Under New Jersey law, there are no rights of appraisal or dissenter's rights which arise as a result of a vote to ratify the selection of auditors.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                             STOCKHOLDERS' PROPOSALS

It is anticipated that the Company's 2002 Annual Meeting of Stockholders will be held in September 2002. Stockholders who seek to present proposals at the Company's next Annual Meeting of Stockholders must submit their proposals to the Secretary of the Company on or before May 31, 2002. Pursuant to amended SEC Rule 14a-4(c)(1), the Company shall exercise discretionary voting authority at the 2001 Annual Meeting to the extent conferred by proxy with respect to shareholder proposals as to which notice was received by the Company after July 1, 2001.

                                     GENERAL

Unless contrary instructions are indicated on the proxy, all shares of Common Stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR Proposal No. 1.

The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of Common Stock represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her shares of Common Stock will be voted in accordance with the specification so made.


IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE PREPAID ENVELOPE PROVIDED, OR FOLLOW THE INSTRUCTIONS FOR TELEPHONE OR INTERNET VOTING, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.


                                           By Order of the Board of Directors,



                                           Damon  Germanton,  Secretary



Fairfield, New Jersey
September 25, 2001

                                                                       EXHIBIT A

                          MEASUREMENT SPECIALTIES, INC.
                             AUDIT COMMITTEE CHARTER

Organization

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least two (2) directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

Statement  of  Policy

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

Responsibilities  and  Processes

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and to report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

     - The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

     - The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors with and without management present, to discuss the results of their examinations.

     - The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee (if any) may represent the entire committee for the purpose of this review.

     - The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                          measurement specialties, Inc.

                                October 15, 2001


----------------------------------------------------------------------------------------------------------------------------------
A [X] Please mark your
      Vote as in this
      example
                                           AUTHORITY
                                       FOR  WITHHELD                                                         FOR  AGAINST  ABSTAIN
1. To elect  two members to the Board  [ ]    [ ]                    2. To  ratify  the  selection  by  the  [ ]    [ ]      [ ]
   of Directors of the Company to                  Nominees:            Company  of  Arthur  Andersen  LLP,
   serve until their respective                     John  D. Arnold     independent  public accountants, to
   successors are elected and                       David  Morton       audit  the  financial statements of
   qualified.                                                           the  Company  for  the  year ending
                                                                        March  31,  2002;  and
For, except vote withheld from the following nominee

 _____________________________________                               3. To  transact  such other matters as
                                                                        may  properly  come  before  the
                                                                        meeting or any adjournment thereof.

                                                                        SIGN,  DATE  AND  RETURN PROXY CARD
                                                                        PROMPTLY  USING  THE  ENCLOSED
                                                                        ENVELOPE.



Signature ______________________________________    ________________________________________    Date:____________________________
                                                                (Printed Name)
Note:  (Please  date,  sign  as  name appears above, and return promptly. If the stock  is  registered in the name of two or more persons, each should sign. When signing  as  Corporate  Officer,  Partner,  Executor, Administrator, Trustee, or Guardian, please give  full  title.  Please  note  any  change in your address alongside  the  address  as  it  appears  in  the  Proxy.)
----------------------------------------------------------------------------------------------------------------------------------

                          MEASUREMENT SPECIALTIES, INC.

            Annual Meeting of Stockholders - Monday, October 15, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Joseph R. Mallon Jr. and Damon Germanton and each of them, with power of substitution, as proxies to represent the undersigned at the Annual Meeting of Stockholders to be held at the offices of the American Stock Exchange, New York, New York, Monday, October 15, 2001 at 10:00 a.m. local time and at any adjournment thereof, and to vote the shares of stock the undersigned would be entitled to vote if personally present, as indicated on the reverse side hereof.

The shares represented by the proxy will be voted as directed. If no contrary instruction is given, the shares will be voted FOR Proposal No. 2 and for the election of John D. Arnold and David Morton.

                  (To be continued and signed on reverse side)

                        ANNUAL MEETING OF STOCKHOLDERS OF

                          MEASUREMENT SPECIALTIES, INC.

                                October 15, 2001


Co. # ______________________                      Acct. # ______________________



TO  VOTE  BY  MAIL
------------------
Please date, sign and mail your proxy card in the envelope provided as soon as possible.


TO  VOTE  BY  TELEPHONE  (TOUCH-TONE  PHONE  ONLY)
--------------------------------------------------
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.


TO  VOTE  BY  INTERNET
----------------------
Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page. YOUR CONTROL NUMBER IS



YOUR CONTROL NUMBER IS       [______________________________]




----------------------------------------------------------------------------------------------------------------------------------
A [X] Please mark your
      Vote as in this
      example
                                           AUTHORITY
                                       FOR  WITHHELD                                                         FOR  AGAINST  ABSTAIN
1. To elect  two members to the Board  [ ]    [ ]                    2. To  ratify  the  selection  by  the  [ ]    [ ]      [ ]
   of Directors of the Company to                  Nominees:            Company  of  Arthur  Andersen  LLP,
   serve until their respective                     John  D. Arnold     independent  public accountants, to
   successors are elected and                       David  Morton       audit  the  financial statements of
   qualified.                                                           the  Company  for  the  year ending
                                                                        March  31,  2002;  and
For, except vote withheld from the following nominee

 _____________________________________                               3. To  transact  such other matters as
                                                                        may  properly  come  before  the
                                                                        meeting or any adjournment thereof.

                                                                        SIGN,  DATE  AND  RETURN PROXY CARD
                                                                        PROMPTLY  USING  THE  ENCLOSED
                                                                        ENVELOPE.



Signature ______________________________________    ________________________________________    Date:____________________________
                                                                (Printed Name)
Note:  (Please  date,  sign  as  name appears above, and return promptly. If the stock  is  registered in the name of two or more persons, each should sign. When signing  as  Corporate  Officer,  Partner,  Executor, Administrator, Trustee, or Guardian, please give  full  title.  Please  note  any  change in your address alongside  the  address  as  it  appears  in  the  Proxy.)
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